EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Fab Industries, Inc.
New York, New York


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 1997 relating to the consolidated financial statements and schedule of Fab Industries, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended November 30, 1996.

         We also consent to the reference to us under the caption "Experts" in the Registration Statement.


                                                                BDO SEIDMAN, LLP


New York, New York
August 11, 1997